Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Safeguard Scientifics, Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 33-41853, 33-72560, 333-75501, 333-86777, 333-65092, 333-73284, 333-103976, 333-118046, 333-129617, 333-145102 and 333-147174) on Form S-8 and in the registration statements (Nos. 333-114794, 333-86675 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. and subsidiaries of our reports dated March 16, 2010, with respect to the consolidated balance sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for each of the years in the three-year period ended December 31, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Safeguard Scientifics, Inc.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 16, 2010